UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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Core Laboratories N.V.

(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 10, 2010

CORE LABORATORIES N.V.
CORE LABORATORIES N.V.
C/O AMERICAN STOCK TRANSFER
59 MAIDEN LANE, ATTN: DONNA ANSBRO
NEW YORK, NY 10038-4502

Meeting Information
Meeting Type:         Annual
For holders as of:   March 22, 2010
Date:   June 10, 2010    Time:   3:30 p.m.

Location:	Sheraton Amsterdam Airport Hotel Conference Center Schiphol Blvd 101 Amsterdam, 1118 BG, The Netherlands
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The proxy materials are available at www.proxydocs.com/clb. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before May 28, 2010 to facilitate timely delivery.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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NOTICE AND PROXY STATEMENT         ANNUAL REPORT
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Voting Items

The Board of Supervisory Directors recommends
that you vote FOR the following:
1.	To elect three Class II Supervisory Directors to serve until our annual meeting in 2013 and until their successors shall have been duly elected and qualified;
01)	D. John Ogren

02)	Joseph R. Perna

03)	Jacobus Schouten
The Board of Supervisory Directors recommends
you vote FOR the following proposals:
2.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009;

3.	To approve and resolve the cancellation of our repurchased shares up to the date of our annual meeting;

4.	To approve and resolve the extension of the existing authority to repurchase up to 25.6% of our issued share capital until December 10, 2011, as follows:
4a.
our shareholders will be asked to renew the authorization of the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and

4b.
our shareholders will be asked to renew the authorization of our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares pursuant to its 0.25% Senior Exchangeable Notes which we refer to as the “Senior Exchangeable Notes”, or pursuant to a warrant we sold to Lehman OTC (now held by an affiliate of Citigroup, Inc.) contemporaneously with the issuance of our Senior Exchangeable Notes;

5.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

6.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

7.	To approve and resolve amendments to the Core Laboratories N.V. articles of association to
7a.
make mandatory revisions to reduce the par value of the shares from EUR 0.04 to EUR 0.02 in connection with the proposed two-for-one stock split and to comply with recent changes in Dutch law, including to allow electronic means of communication with regard to our annual meetings of shareholders, and

7b.	make voluntary revisions related to the Management Board and Supervisory Board.
8.	To approve and resolve a two-for-one stock split authorized by the Supervisory Board;

9.	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent registered public accountants for the year ending December 31, 2010.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.